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                                                                   EX-99.906CERT


                                                   certification

                    Timothy Ashburn, President, and Thomas Napurano, Treasurer
               and Chief Financial Officer of Unified Series Trust (the "Registrant"), each certify to the best of his or her knowledge that:

                    1. The Registrant's periodic report on Form N-CSR for the
               period ended October 31, 2003 (the "Form N-CSR") fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

                    2. The information contained in the Form N-CSR fairly
               presents, in all material respects, the financial condition and results of operations of the Registrant.

President                                  Treasurer and Chief Financial Officer
Unified Series Trust                       Unified Series Trust


/s/      Timothy Ashburn                   /s/      Thomas Napurano
   ---------------------                      ------------------------
Timothy Ashburn                            Thomas Napurano
Date:    1/9/04                            Date:    1/9/04
     ----------------------                     ---------------------


                    A signed original of this written statement required by
               Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Unified Series Trust and will be retained by Unified Series Trust and furnished to the Securities and Exchange Commission (the "Commission") or its staff upon request.

                    This certification is being furnished to the Commission
               solely pursuant to 18 U.S.C. ss. 1350 and is not being filed as part of the Form N-CSR filed with the Commission.

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